SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 7, 2003
(Date of Earliest Event Reported)

GREAT LAKES REIT
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-14307 (Commission File Number)	36-4238056 (IRS Employer Identification No.)

823 Commerce Drive
Suite 300
Oak Brook, Illinois 60523
(Address of principal executive offices, including zip code)

(630) 368-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7	Exhibits
(a) Financial Statements of Businesses Acquired:
Not applicable.
(b) Pro Forma Financial Information:
Not applicable.
(c) The following exhibit is filed as a part of this current report on Form 8-K:
Exhibit
Number	Description

99.1	Great Lakes REIT news release, dated August 7, 2003.

Item 9	Regulation FD Disclosure
See Item 12. Results of Operations and Financial Condition

Item 12	Results of Operations and Financial Condition
On August 7, 2003, Great Lakes REIT issued a news release announcing its financial results for the three and six months ended June 30, 2003. A copy of the news release is furnished as a part of this current report on Form 8-K as Exhibit 99.1 and is incorporated herein in its entirety by reference. The information filed in this current report on Form 8-K is being furnished pursuant to Item 12 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and Section 11 of the Securities Act of 1933 or otherwise subject to the liabilities of those sections. Furnishing this current report on Form 8-K does not constitute an admission Great Lakes REIT as to the materiality of any information contained in this current report that is required to be disclosed solely by Item 12.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREAT LAKES REIT

By: /s/James Hicks
Name: James Hicks
Title: Chief Financial Officer and Treasurer

Dated: August 7, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Great Lakes REIT news release, dated August 7, 2003.

Exhibit 99.1

GREAT LAKES REIT REPORTS $0.11 EPS AND $0.44 FFO PER
COMMON SHARE FOR SECOND QUARTER 2003

Great Lakes REIT Second Quarter Highlights

  Net Income of $1.8 million, or $0.11 per common share
  Funds From Operations (FFO) of $7.0 million, or $0.44 per common share ($0.47 before one-time charges)
  Occupancy at July 1, 2003 was 80.2%.
  Monthly cash dividend of $0.135 per common share paid in May, June and July 2003.

OAK BROOK, ILLINOIS, August 7, 2003 - Great Lakes REIT (NYSE: GL), a real estate investment trust which holds a portfolio of Midwestern office and medical office properties, today announced second quarter 2003 net income of $1.8 million, or $0.11 per common share, and funds from operations (FFO) of $7.0 million, or $0.44 per common share. This compares to net income of $5.2 million, or $0.31 per common share, which included gain on sale of properties of $1.0 million, and FFO of $9.1 million or $0.55 per common share, for the second quarter of 2002. Results for the quarter ended June 30, 2003 were reduced due to one-time costs associated with the termination of certain employee share loans in the amount of $0.5 million, or $0.03 per common share. FFO represents a non-GAAP (generally accepted accounting principles) financial measure. A table reconciling FFO to the GAAP measure the Company believes to be most directly comparable, net income applicable to common shares, is included in this release. Although not a GAAP measure, the Company believes that the inclusion of information regarding funds from operations (FFO) provides important information to shareholders and potential investors. The GAAP measure, net income applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interests. In presenting FFO, the Company eliminates substantially all of these items in order to provide an indication of the results from the Company’s property operations. FFO is a widely recognized measure in the Company’s business and is presented by nearly all publicly traded REITs. The Company’s calculation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies.

For the six months ended June 30, 2003, the Company reported net income of $4.5 million, or $0.28 per common share, compared to $9.4 million, or $0.57 per common share, for the comparable period of 2002 (including $1.0 million of gain on sale of properties for the six months ended June 30, 2002). There were no property sales during the six months ended June 30, 2003. Funds from operations totaled $14.9 million, or $0.92 per common share, for the six months ended June 30, 2003, as compared to FFO of $18.1 million, or $1.10 per common share for the comparable period of 2002. Results for the six months ended June 30, 2003 were reduced due to one-time costs associated with the termination of certain employee share loans in the amount of $0.5 million, or $0.03 per common share.

“The level of leasing activity, while challenging during the first six months of 2003, was somewhat better than expectations. Year to date we have averaged 40,000 square feet per month of new leases against a budget of 30,000 square feet per month. However, we expect that the leasing environment in our markets will remain difficult during the second half of 2003 and we continue to expect 30,000 square feet per month of new leasing for second half of 2003” commented Dick May, Great Lakes REIT’s Chairman and CEO. “The good news is, after averaging 20% per year average lease expirations over the last 3 years, our expiring leases average only 13% per year over the next 3 years. In addition, after 11 consecutive quarters of declining occupancies in our markets, occupancies improved by 0.2% since the first quarter”.

Based on current market conditions, the Company expects earnings per common share in the range of $0.55 to $0.70 and 2003 FFO per common share in the range of $1.70 to $1.80. This guidance assumes continued softness in the economy and office markets in which the Company operates. The Company does not anticipate acquiring any additional properties during the remainder of 2003 and, accordingly, has revised its guidance for 2003.

Portfolio Performance

Total revenues increased by 6% to $26.9 million in the second quarter of 2003 from $25.5 million in last year’s second quarter. Revenues increased primarily due to the acquisition of eight medical office properties on October 1, 2002. Same store sales decreased 17% (cash basis) for the three months ended June 30, 2003, as compared to the second quarter of 2002 primarily as a result of the decline in occupancy quarter over quarter.

Total revenues increased by $3.8 million, or 7.6%, to $54.0 million for the six months ended June 30, 2003, from $50.2 million for the comparable period of 2002. Revenues increased primarily due to the acquisition of eight medical office properties on October 1, 2002. Same store sales decreased 14.5% (cash basis) for the six months ended June 30, 2003, as compared to the six months ended June 30, 2002, primarily as a result of the decline in occupancy.

EBITDA decreased $1.3 million, or 5%, to $26.5 million for the six months ended June 30, 2003, as compared to $27.8 million for the comparable period in 2002. Cash provided by operating activities decreased slightly to $15.4 million for the six months ended June 30, 2003, from $15.6 million for the comparable period of 2002. Cash flow from operations for the six months ended June 30, 2003, slightly exceeded common and preferred share dividends paid for the same period.

EBITDA, a non-GAAP financial measure, represents net income before allocation to minority interests plus interest expense, federal income tax expense (if any) and depreciation and amortization expense. A table reconciling EBITDA to the GAAP measure the Company believes to be directly comparable, cash provided by operating activities, is included in this release. EBITDA is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Balance Sheet, Market Value and Liquidity

EBITDA coverage of interest expense was 3.0 times for the six months ended June 30, 2003 as compared to 3.7 times for the same period of 2002 and EBITDA coverage of interest plus preferred dividends was 2.5 times for the six months ended June 30, 2003 as compared to 3.0 times for the same period of 2002. Cash provided by operating activities (before interest expense) coverage of interest expense was 2.7 times for the six months ended June 30, 2003 as compared to 3.0 times for the comparable period of 2002. Cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends was 2.3 times for the six months ended June 30, 2003 as compared to 2.5 times for the comparable period of 2002.

The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service or incur debt. Included with the reconciliation of EBITDA to the GAAP measure the Company believes to be directly comparable, cash provided by operating activities, are the coverage calculations for EBITDA coverage of interest expense, EBITDA coverage of interest plus preferred dividends, cash provided by operating activities (before interest expense) coverage of interest expense and cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends.

The Company had $315.0 million of total debt outstanding at June 30, 2003. The interest rate on approximately 94% of this debt was fixed at an weighted average interest rate of 5.76%. At June 30, 2003, Great Lakes REIT had $45 million available for future borrowings under two secured lines of credit that the Company utilizes for acquisitions, development activities, capital improvements, tenant improvements, leasing costs and working capital needs.

Dividends

In May, June and July 2003, the Company paid regular monthly cash dividends of $0.135 per common share.

Leasing For the quarter ended June 30, 2003, the Company signed 124,000 square feet of new leases bringing the total for the year to 241,000 square feet. Net rental rates on new leases and leases renewed for the quarter were 9% lower than net rents on the expiring leases.

As expected, the occupancy rate for the Company’s portfolio of properties declined to 80.2% at July 1, 2003 from 80.9% at April 1, 2003. The Company believes that the trend of vacancy increases is slowing, but the Company anticipates that the difficult leasing environment that currently exists in its markets will persist throughout 2003.

At July 1, 2003, Great Lakes REIT had 497,000 square feet of leases, or 8% of the portfolio, expiring during the balance of 2003. The Company currently expects to retain or renew 240,000 to 260,000 square feet of the remaining 497,000 square feet of leases rolling over during 2003. Although the Company has leased approximately 40,000 square feet of new space per month through June 30, it anticipates it will average 30,000 per month of new leasing activity for the balance of 2003, basically the same level as was experienced in the very difficult environment of 2002. Based on the tenant retention and new leasing activity expectations noted above, the Company expects that average portfolio occupancy during 2003 will be in the range of 79% to 80%. Occupancy at January 1, 2004 is expected to be in the range of 77% to 79% assuming no significant tenant defaults occur during the remainder of the year.

Lease expirations for the years 2001, 2002 and 2003 averaged approximately 20% of total year end portfolio square footage each year, while lease expirations for 2004, 2005 and 2006 are expected to be 16%, 13% and 9% of total portfolio square footage, respectively. The Company believes the economic impact of new leasing activity will be less pronounced over the next several years.

Property Dispositions

On July 8, 2003, the Company sold its properties located at 165 and 175 Hansen Court, Wood Dale, Illinois, for a contract price of $3.9 million. The gain on sale of properties for this transaction of approximately $1.7 million will be recognized in the third quarter of 2003. The proceeds from sale were used for retirement of long-term debt ($2.3 million) with the balance for working capital ($1.5 million).

Tenant Credit Issues As of July 1, 2003, several tenants were in default under their leases for failure to make rent payments. Several other tenants that are not currently in default are experiencing financial difficulties which may lead to lease defaults. These tenant defaults may adversely impact the Company’s results of operations in 2003.

Legion Insurance Company, which leases 58,000 square feet of space at Milwaukee Center and represented 1.53% of the Company’s aggregate portfolio annualized base rent as of December 31, 2002, was placed in rehabilitation by the Pennsylvania Department of Insurance on April 1, 2002. After completing its review, the Pennsylvania Department of Insurance has recommended to the Commonwealth Court that Legion Insurance Company be liquidated. The Commonwealth Court approved the recommendation of the Pennsylvania Department of Insurance on July 28, 2003. Based on currently available information, the Company believes it is more likely than not that Legion will fulfill all terms of its lease in 2003. Legion Insurance Company is current on its rental payments to date. The Legion lease specifies a termination date of February 28, 2006.

Alternatives to Improve Shareholder Value

The Company’s Board of Trustees has engaged a real estate advisor and an investment banker to assist it in analyzing alternatives to improve shareholder value. These alternatives may include a sale of some or all of the Company’s properties, or a business combination or other similar transaction. Such activities are ongoing, and there can be no assurance that any such transaction will occur.

Earnings Web Cast/Conference Call

A live audio web cast and conference call presentation has been scheduled for August 7, 2003 at 11:00 AM Eastern time/10:00 AM Central time to review the results of the second quarter of 2003. To listen to the call over the Internet, go to Great Lakes REIT’s website at www.greatlakesreit.com under the Investor Information/audio-video section at least 15 minutes early to register, download and install any necessary audio software. To access the live call by telephone, please call (877) 407-9205 approximately five minutes prior to the scheduled start time. A recording of the call may also be accessed by telephone by dialing (877) 660-6853, entering Account number 1628 and then Conference ID 71387. The web cast and conference call contain time-sensitive information that is accurate only as of August 7, 2003, the date of the live broadcast. The call is the property of Great Lakes REIT. Any redistribution, retransmission or rebroadcast of the conference call in any form without the express written consent of Great Lakes REIT is strictly prohibited.

Great Lakes REIT is a fully integrated, self-administered and self-managed real estate investment trust with a current portfolio of 46 properties totaling 5.9 million square feet of office and medical office space in suburban areas of Chicago, Milwaukee, Detroit, Columbus, Minneapolis, Denver and Cincinnati.

A copy of the Company’s supplemental financial information for the quarter ended June 30, 2003, is available on the Company’s web site under the Investor section at www.greatlakesreit.com.

The Company is furnishing this earnings release to the Securities and Exchange Commission on Form 8-K in accordance with applicable SEC rules.

This press release contains forward-looking statements that involve numerous risks and uncertainties. Statements in this document regarding the Company’s expectations for FFO per share, earnings per share, tenant retention, new tenant leasing activity, vacancy trends, occupancy rates, acquisition and disposition volume and timing, the expectation regarding the performance of the economy and the office markets, the anticipated level and effect of tenant defaults and anticipated market and other economic conditions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on what the Company believes to be reasonable assumptions and management’s current expectations; however, actual results may vary from those implied by such forward-looking statements. Key factors that may cause actual results to differ from projected results include: conditions in the financial markets generally and the market for real estate finance specifically; local and/or national economic conditions; the pace of office space development and sub-lease availability; tenant office space demand; the financial position of the Company’s tenants, including changes in such financial position that may lead to increases in tenant defaults and the performance of Legion Insurance Company; actual tenant default rates compared to anticipated default rates; performance of the medical office market generally and the local markets for the Company’s medical office properties specifically; performance of the hospitals adjacent to the Company’s medical office properties; changes in interest rates; and other risks inherent in the real estate business. For more information, refer to Great Lakes REIT’s filings with the Securities and Exchange Commission.

Financial Tables to Follow

                                                 Great Lakes REIT
                                            Consolidated Balance Sheets
                                                    (unaudited)
                                       (In Thousands, except per share data)

                                                                                                    June 30,     December 31,
                                                                                                      2003           2002
                                                                                                 ------------------------------
Assets
Properties:
Land                                                                                                    $65,787        $66,540
Buildings and improvements                                                                              529,877        526,026
                                                                                                 ------------------------------
                                                                                                         595,664       592,566
Less accumulated depreciation                                                                             72,984        66,761
                                                                                                 ------------------------------
                                                                                                         522,680       525,805
Assets held for sale, net                                                                                  1,900             -
Cash and cash equivalents                                                                                  1,217         5,061
Real estate tax escrows                                                                                       47            69
Rents receivable                                                                                           6,709         6,261
Deferred financing and leasing costs, net of accumulated amortization                                      8,865         9,110
Goodwill                                                                                                   1,061         1,061
Other assets                                                                                               1,709         1,614
                                                                                                 ------------------------------
Total assets                                                                                            $544,188      $548,981
                                                                                                 ==============================

Liabilities and shareholders' equity
Bank loan payable                                                                                       $11,155        $36,000
Mortgage loans payable                                                                                   300,602       275,050
Bonds payable                                                                                              3,245         3,620
Accounts payable and accrued liabilities                                                                   4,391         3,740
Accrued real estate taxes                                                                                 13,529        14,872
Dividends payable                                                                                          2,523         2,539
Prepaid rent                                                                                               3,735         4,044
Security deposits                                                                                          1,665         1,617
                                                                                                 ------------------------------
Total liabilities                                                                                        340,845       341,482
                                                                                                 ------------------------------
Minority interests                                                                                           655           677
                                                                                                 ------------------------------
Commitments and contingencies
Shareholders' equity:
Preferred shares of beneficial interest ($0.01 par value, 10,000 shares authorized; 1,5009 3/4%
   Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued
   and outstanding)                                                                                       37,500        37,500
Common shares of beneficial interest ($0.01 par value, 60,000 shares authorized; 16,078 and
   16,550 shares issued and outstanding in 2003 and 2002, respectively)                                      161           165
Paid-in-capital                                                                                          201,371       208,319
Retained earnings (deficit)                                                                             (28,487)      (19,765)
Employee share purchase loans                                                                            (4,939)      (16,154)
Deferred compensation                                                                                    (1,890)       (2,035)
Accumulated other comprehensive income (loss)                                                            (1,028)       (1,208)
                                                                                                 ------------------------------
Total shareholders' equity                                                                               202,688       206,822
                                                                                                 ------------------------------
Total liabilities and shareholders' equity                                                              $544,188      $548,981
                                                                                                 ==============================

                                                 Great Lakes REIT
                            Consolidated Statements of Income and Comprehensive Income
                                                    (unaudited)
                                       (In Thousands, except per share data)

                                                                                                   Three months ended June 30,
                                                                                                 --------------------------------
                                                                                                      2003             2002
                                                                                                 ---------------  ---------------
Revenues:
Rental                                                                                           $       20,275   $       19,108
Reimbursements                                                                                            5,842            5,518
Parking                                                                                                     109              127
Telecommunications                                                                                           59               56
Tenant service                                                                                               75               65
Interest                                                                                                    150              329
Other                                                                                                       421              274
                                                                                                 ---------------  ---------------
Total revenues                                                                                           26,931           25,477
                                                                                                 ---------------  ---------------
Expenses:
Real estate taxes                                                                                         4,455            4,026
Other property operating                                                                                  8,155            6,729
General and administrative                                                                                1,400            1,462
Employee share loan termination                                                                             511                -
Interest                                                                                                  4,421            3,767
Depreciation and amortization                                                                             5,361            4,727
                                                                                                 ---------------  ---------------
   Total expenses                                                                                        24,303           20,711
                                                                                                 ---------------  ---------------
Income before allocation to minority interests                                                            2,628            4,766
Minority interests                                                                                            7               15
                                                                                                 ---------------  ---------------
Income from continuing operations                                                                         2,621            4,751
Discontinued operations, net (including gain on sale of properties of $1,037 in 2002)                       104            1,329
                                                                                                 ---------------  ---------------
Net income                                                                                                2,725            6,080
Income allocated to preferred shareholders                                                                  914              914
                                                                                                 ---------------  ---------------
Net income applicable to common shares                                                           $        1,811   $        5,166
                                                                                                 ===============  ===============
Earnings per common share from continuing operations- basic.                                     $         0.11   $         0.23
                                                                                                 ===============  ===============
Earnings per common share-basic                                                                  $         0.11   $         0.32
                                                                                                 ===============  ===============
Weighted average common shares outstanding-basic                                                         15,912           16,371
                                                                                                 ===============  ===============
Diluted earnings per common share from continuing operations                                     $         0.11   $         0.23
                                                                                                 ===============  ===============
Diluted earnings per common share                                                                $         0.11   $         0.31
                                                                                                 ===============  ===============
Weighted average common shares outstanding-diluted                                                       16,020           16,547
                                                                                                 ===============  ===============
Dividends declared per common share                                                              $        0.405   $         0.40
                                                                                                 ===============  ===============

Comprehensive income:
Net income                                                                                       $        2,725   $        6,080
Change in fair value of interest rate swap agreements                                                       120            (922)
                                                                                                 ---------------  ---------------
Total comprehensive income                                                                       $        2,845   $        5,158
                                                                                                 ===============  ===============

                                                 Great Lakes REIT
                            Consolidated Statements of Income and Comprehensive Income
                                                    (unaudited)
                                       (In Thousands, except per share data)

                                                                                    Six months ended June 30,
                                                                                 ---------------------------------
                                                                                      2003              2002
                                                                                 ----------------  ---------------
Revenues:
Rental                                                                           $        41,033   $       37,618
Reimbursements                                                                            11,321           10,893
Parking                                                                                      238              255
Telecommunications                                                                           131              128
Tenant service                                                                               154              128
Interest                                                                                     404              670
Other                                                                                        715              467
                                                                                 ----------------  ---------------
Total revenues                                                                            53,996           50,159
                                                                                 ----------------  ---------------
Expenses:
Real estate taxes                                                                          8,909            8,070
Other property operating                                                                  16,020           13,180
General and administrative                                                                 2,727            2,570
Employee share loan termination                                                              511                -
Interest                                                                                   8,930            7,527
Depreciation and amortization                                                             10,672            9,309
                                                                                 ----------------  ---------------
   Total expenses                                                                         47,769           40,656
                                                                                 ----------------  ---------------
Income before allocation to minority interests                                             6,227            9,503
Minority interests                                                                            16               28
                                                                                 ----------------  ---------------
Income from continuing operations                                                          6,211            9,475
Discontinued operations, net (inc.gain on sale of properties of $1,037 in 2002)              158            1,787
                                                                                 ----------------  ---------------
Net income                                                                                 6,369           11,262
Income allocated to preferred shareholders                                                 1,828            1,828
                                                                                 ----------------  ---------------
Net income applicable to common shares                                           $         4,541   $        9,434
                                                                                 ================  ===============
Earnings per common share from continuing operations- basic.                     $          0.27   $         0.47
                                                                                 ================  ===============
Earnings per common share-basic                                                  $          0.28   $         0.58
                                                                                 ================  ===============
Weighted average common shares outstanding-basic                                          16,149           16,369
                                                                                 ================  ===============
Diluted earnings per common share from continuing operations                     $          0.27   $         0.46
                                                                                 ================  ===============
Diluted earnings per common share                                                $          0.28   $         0.57
                                                                                 ================  ===============
Weighted average common shares outstanding-diluted                                        16,263           16,518
                                                                                 ================  ===============
Dividends declared per common share                                              $          0.81   $         0.80
                                                                                 ================  ===============

Comprehensive income:
Net income                                                                       $         6,369   $       11,262
Change in fair value of interest rate swap agreements                                        180            (623)
                                                                                 ----------------  ---------------
Total comprehensive income                                                       $         6,549   $       10,639
                                                                                 ================  ===============

                                                Great Lakes REIT
                                       Consolidated Statements of Cash Flows
                                                    (unaudited)
                                              (Dollars in Thousands)

                                                                                    Six months ended June 30,
                                                                                 ---------------------------------
                                                                                      2003              2002
                                                                                 ----------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                       $         6,369   $       11,262
Adjustments to reconcile net income to cash flows from operating activities
   Depreciation and amortization                                                          10,725            9,992
   Gain on sale of properties                                                                  -          (1,037)
   Non-cash portion of employee share loan termination                                       414                -
   Other non-cash items                                                                      161              160
Net changes in assets and liabilities:
   Rents receivable                                                                        (448)            2,330
   Real estate tax escrows and other assets                                                    9            (250)
   Accounts payable, accrued expenses and other liabilities                                  374          (4,030)
   Accrued real estate taxes                                                             (1,343)          (1,087)
   Payment of deferred leasing costs                                                       (894)          (1,743)
                                                                                 ----------------  ---------------
Net cash provided by operating activities                                                 15,367           15,597
                                                                                 ----------------  ---------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of properties                                                                         -          (8,095)
Additions to buildings and improvements                                                  (8,213)          (6,553)
Other investing activities, net                                                             (28)            (123)
                                                                                 ----------------  ---------------
Net cash provided by (used in) investing activities                                      (8,241)         (12,581)
                                                                                 ----------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of share options                                                       11               59
Proceeds from repayment of employee share loans                                            3,913            1,566
Proceeds from bank and mortgage loans payable                                             53,155           10,000
Distributions / dividends paid                                                          (15,091)          (8,447)
Distributions to minority interests                                                         (38)             (48)
Payment of bank and mortgage loans and bonds                                            (52,823)          (4,156)
Other                                                                                       (97)             (62)
                                                                                 ----------------  ---------------
Net cash provided by (used in) financing activities                                     (10,970)          (1,088)
                                                                                 ----------------  ---------------
Net increase (decrease) in cash and cash equivalents                                     (3,844)            1,928
Cash and cash equivalents, beginning of year                                               5,061            2,896
                                                                                 ----------------  ---------------
Cash and cash equivalents, end of year                                           $        $1,217           $4,824
                                                                                 ================  ===============

Supplemental disclosure of cash flow:
Interest paid                                                                    $         8,759   $        7,582
                                                                                   ==============   ==============
Employee share loan termination                                                  $         7,302                -
                                                                                 ================  ===============

Non-GAAP Financial Measures

Although not a GAAP measure, the Company believes that the inclusion of information regarding funds from operations (FFO) provides important information to shareholders and potential investors. The GAAP measure, net income applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interests. In presenting FFO, the Company eliminates substantially all of these items in order to provide an indication of the results from the Company’s property operations. FFO is a widely recognized measure in the Company’s business and is presented by nearly all publicly traded REITs. The Company’s calculation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies.

                                                         Three months ended June 30,
                                                         ----------------------------
                                                             2003           2002
                                                         -------------- -------------
Net income applicable to common shares                   $       1,811  $      5,166
Adjustments to calculate funds from operations:
Minority interests                                                   7            15
Gain on sale of properties                                           -       (1,037)
Adjusted depreciation and amortization (a)                       5,206         4,976
                                                         -------------- -------------
Funds from operations                                    $       7,024  $      9,120
                                                         ============== =============

Weighted average common shares outstanding- diluted             16,020        16,547
                                                         ============== =============

(a) Adjusted depreciation and amortization is calculated as follows:

                                                                       Three months ended June 30,
                                                                       ----------------------------
                                                                           2003           2002
                                                                       -------------- -------------
Depreciation and amortization in consolidated statements of cash       $       5,390  $      5,136
   flows
Less depreciation and amortization unrelated to properties                       184           160
                                                                       -------------- -------------
Adjusted depreciation and amortization                                 $       5,206  $      4,976
                                                                       ============== =============

                                                                        Six months ended June 30,
                                                                       ----------------------------
                                                                            2003           2002
                                                                       -------------- -------------
Net income applicable to common shares                                 $       4,541  $      9,434
Adjustments to calculate funds from operations:
Minority interests                                                                16            28
Gain on sale of properties                                                         -       (1,037)
Adjusted depreciation and amortization (a)                                    10,380         9,674
                                                                       -------------- -------------
Funds from operations                                                  $      14,937  $     18,099
                                                                       ============== =============

Weighted average common shares outstanding- diluted                           16,263        16,518
                                                                       ============== =============

(a) Adjusted depreciation and amortization is calculated as follows:

                                                                        Six months ended June 30,
                                                                       ----------------------------
                                                                           2003           2002
                                                                       -------------- -------------
Depreciation and amortization in consolidated statements of cash       $      10,725  $      9,992
   flows
Less depreciation and amortization unrelated to properties                       345           318
                                                                       -------------- -------------
Adjusted depreciation and amortization                                 $      10,380  $      9,674
                                                                       ============== =============

EBITDA and Cash Provided by Operating Activities and Related Coverage Ratios March 31, 2003 (dollars in thousands)

EBITDA, a non-GAAP financial measure, represents net income before allocation to minority interests plus interest expense, federal income tax expense (if any) and depreciation and amortization expense.

EBITDA is not intended to represent cash flow for the period, is not presented as a an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP.

EBITDA is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

The Company believes that cash provided by operating activities is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA. The following is a reconciliation of EBITDA to cash provided by operating activities for each of the periods for which EBITDA is presented in this earnings release:

                                                                             For the six months ended June 30,
                                                                             ----------------------------------
                                                                                  2003              2002
                                                                             ----------------  ----------------
Calculation of EBITDA:
Income before allocation to minority interests                               $         6,227   $         9,503
Depreciation and amortization from consolidated statements of cash flows              10,725             9,992
Non-cash portion of employee share loan termination                                      414                 -
Interest expense                                                                       8,930             7,527
Discontinued operations, net                                                             158               750
                                                                             ----------------  ----------------

EBITDA                                                                       $        26,454   $        27,772
                                                                             ================  ================

Reconciliation of EBITDA to Cash Provided by Operating Activities:
EBITDA                                                                       $        26,454   $        27,772
Interest expense                                                                     (8,930)           (7,527)
Other adjustments from Consolidated Statements of Cash Flows:
Other non-cash items                                                                     161               160
Minority interests                                                                      (16)              (28)
Net changes in assets and liabilities:
Rents receivable                                                                       (448)             2,330
Real estate tax escrows and other assets                                                   9             (250)
Accounts payable, accrued expenses and other liabilities                                 374           (4,030)
Accrued real estate taxes                                                            (1,343)           (1,087)
Payment of deferred leasing costs                                                      (894)           (1,743)
                                                                             ----------------  ----------------

Cash provided by operating activities                                        $        15,367   $        15,597
                                                                             ================  ================

The Company has included the coverage calculations for EBITDA coverage of interest expense and EBITDA coverage of interest plus preferred dividends, which are non-GAAP financial measures, as well as the GAAP ratio that the Company believes to be most directly comparable, cash provided by operating activities (before interest expense) coverage of interest expense and cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends. The Company has provided both calculations so that investors may evaluate both the non-GAAP and GAAP ratios together, and the Company is providing such ratios as supplemental disclosure with respect to liquidity because the Company believes such ratios provide useful information regarding the Company’s ability to service or incur debt.

                                                                             Six months ended
                                                                     June 30, 2003   June 30, 2002
Cash provided by operating activities                                 $15,367                 $15,597
Interest expense                                                        8,930                   7,527
                                                                     ---------------------------------
Cash provided from operating activities before interest expense       $24,297                 $23,124
                                                                     =================================

Interest expense                                                      $ 8,930                  $7,527
                                                                     =================================
Total interest expense                                                $ 8,930                  $7,527
Preferred dividends                                                     1,828                   1,828
                                                                     ---------------------------------
Total interest expense and preferred dividends                        $10,758                  $9,355
                                                                     =================================

Ratio of cash provided by operating activities before interest expense
to interest expense                                                      2.7X                    3.0X
                                                                     =================================

Ratio of cash provided by operating activities before interest expense
to interest expense and preferred dividends                              2.3X                    2.5X
                                                                     =================================

EBITDA                                                                $26,454                 $27,772
                                                                     =================================

Ratio of EBITDA to interest expense                                      3.0X                    3.7X
                                                                     =================================

Ratio of EBITDA to interest expense and preferred dividends              2.5X                    3.0X
                                                                     =================================

SUPPLEMENTAL INFORMATION

For the Three and Six Months Ended
June 30, 2003

823 Commerce Drive, Suite 300
Oak Brook, IL 60523
Phone (630) 368-2900
Fax (630) 368-2929
www.greatlakesreit.com

Great Lakes REIT
Portfolio Occupancy Schedule
July 1, 2003

                                                                                     Approximate
                                                                  Year Built/         Rentable             Percent
Market/Property                              Location              Renovated         Square Feet          Occupied
---------------                       -----------------------  ------------------  ----------------      ------------

Chicago
-------
Centennial Center                     Schaumburg                   1980/1993               266,910             76.4%
Highpoint Business Center             Wood Dale                      1986                   74,371             48.8%
Arlington Ridge Service Center        Arlington Heights              1987                   95,938             41.1%
Arlington Business Center             Arlington Heights              1984                   98,232             71.2%
1011 Touhy Atrium                     Des Plaines                  1978/1995               153,777             85.3%
Kensington Corporate Center           Mount Prospect                 1989                   85,487            100.0%
One Hawthorn Place                    Vernon Hills                   1987                   84,566             91.9%
2 Marriott Drive                      Lincolnshire                   1985                   41,500            100.0%
823 Commerce Drive                    Oak Brook                    1969/1996                44,814             32.2%
One Century Centre                    Schaumburg                     1985                  212,212             53.5%
Lisle Executive Center                Lisle                          1988                  150,036             57.1%
191 Waukegan Road                     Northfield                     1983                   61,245             88.8%
Woodfield Green Executive Ctr.        Schaumburg                     1986                  109,392             76.9%
1600 Corporate Center                 Rolling Meadows                1986                  254,725             86.3%
Bannockburn Corporate                 Bannockburn                    1999                  202,218             81.9%
O'Hare Commerce Center                Des Plaines                    1975                  148,444             93.2%
387 Shuman Blvd                       Naperville                     1981                  112,309             87.9%
Medical Office Buildings              Various                       Various                458,156             99.4%
                                                                                       ------------       -----------
Subtotal/Weighted Average                                                                2,654,332             79.7%

Milwaukee
---------
One Park Plaza                        Milwaukee                      1984                  198,075             58.7%
Milwaukee Center                      Milwaukee                      1988                  373,500             98.0%
Park Place VII                        Milwaukee                      1989                   36,037             79.3%
Lincoln Center                        West Allis                   1984-1987               120,931             59.6%
Brookfield Lakes                      Brookfield                     1987                  115,899             56.9%
Corporate Woods                       Brookfield                     1987                   53,918             71.1%
One Riverwood Place                   Pewaukee                       1999                   97,778             94.9%
Two Riverwood Place                   Pewaukee                       2002                   98,202             83.5%
                                                                                      -------------      ------------
Subtotal/Weighted Average                                                                1,094,340             78.8%

Minneapolis/St. Paul
--------------------

Court International                   St. Paul                     1916/1985               320,192             82.2%
University Office Plaza               Minneapolis                  1979/1997                97,610             73.9%
                                                                                      -------------     -------------
Subtotal/Weighted Average                                                                  417,802             80.3%

Detroit
-------
Long Lake Crossings                   Troy                           1988                  170,457             80.9%
Tri-Atria Office Building             Farmington Hills               1986                  236,592             96.4%
777 Eisenhower Plaza                  Ann Arbor                      1975                  281,080            100.0%
#40 OakHollow                         Southfield                     1989                   80,893             78.1%
Oak Hollow Gateway                    Southfield                     1987                   79,052             91.6%
                                                                                   ----------------      ------------
Subtotal/Weighted Average                                                                  848,074             92.3%

Columbus
--------
Dublin Techmart                       Dublin                         1986                  124,929             76.3%
MetroCenter IV                        Dublin                         1982                  102,585             67.1%
MetroCenter V                         Dublin                         1987                  215,576             86.6%
Firstar Tower                         Columbus                       1981                  197,870             83.1%
                                                                                   ----------------      ------------
Subtotal/Weighted Average                                                                  640,960             80.4%

Cincinnati
----------
 Princeton Hill I                     Springdale                     1988                   95,910             86.9%

Denver
------
116 Inverness Drive East              Englewood                      1984                  205,716             39.9%

                                                                                   ----------------      ------------
TOTAL/WEIGHTED AVERAGE                                                                   5,957,134            80.2%
                                                                                   ================      ============

Great Lakes REIT
Historic Occupancy
Since IPO

Reporting
Period                          Percent
2Q'97                             93.5%
3Q'97                             92.0%
4Q'97                             92.9%
1Q'98                             93.0%
2Q'98                             94.8%
3Q'98                             94.9%
4Q'98                             94.8%
1Q'99                             95.3%
2Q'99                             95.8%
3Q'99                             95.8%
4Q'99                             93.7%
1Q'00                             94.4%
2Q'00                             93.6%
3Q'00                             93.3%
4Q'00                             91.9%
1Q'01                             92.4%
2Q'01                             90.5%
3Q'01                             88.1%
4Q'01                             88.4%
1Q'02                             84.5%
2Q'02                             82.6%
3Q'02                             85.0%
4Q'02                             83.0%
1Q'03                             80.9%
2Q'02                             80.2%
                          --------------
Average 25 quarters               90.6%
                          ==============

Great Lakes REIT
Operating Margins (unaudited)
(In thousands, except per share data)

                                                                                         Three Months Ended
Consolidated Income Statement                                                 Jun 02            Jun 03             % Chg

   Revenues
          Minimum Rents                                                          20,354                 20,373       0%
          Expense Reimbursements                                                  5,627                  5,868
           Total Operating Revenues                                              25,981                 26,241       1%
          Other tenant - and interest - income                                      857                    816

   Expenses
          Real estate taxes                                                       4,267                  4,465
              % of Oper. Revs                                                     16.4%                  17.0%
              % of NOI                                                            29.3%                  32.7%

          Other Operating Expenses                                                7,149                  8,138
              % of Oper. Revs                                                     27.5%                  31.0%

            Total property-related exp.                                          11,416                 12,603      10%
              % of Oper. Revs                                                     43.9%                  48.0%

   NOI before General and Admin.                                                 14,565                 13,638      -6%
          as a % of Operating Revenue                                             56.1%                  52.0%

          Depreciation and amort.                                                 5,136                  5,390
          General and Admin.                                                      1,462                  1,911      31%
              % of Oper. Revs                                                      5.6%                   7.3%
              % of NOI                                                            10.0%                  14.0%

          Corp. Interest Expense                                                  3,766                  4,421
          Other                                                                       0                      0
           Sub-Total Expenses                                                    21,780                 24,325      12%

   Income before non-recurring items                                              5,058                  2,732      -46%
          as a % of Total Revenues                                                18.8%                  10.1%

   Extraordinary items / adjustments                                              1,037                      0

       Net Income before minority interest                                        6,095                  2,732
       Net Operating Income from Properties after GandA                          13,103                 11,727      -11%
          as a % of Operating Revenue                                             50.4%                  44.7%
       Funds from Operations                                                      9,120                  7,024      -23%

   Per Share (fully-diluted)
          Net Income                                                               0.31                   0.11
          Funds From Operations (FFO)                                              0.55                   0.44      -20%
                FFO less straight-lined rents                                      0.54                   0.42

   Dividends per Share                                                             0.40                  0.405       1%
          as a % of FFOperations (FDiluted)                                       72.7%                  92.0%

   Wtd. Avg. Common Shares Outstanding - Diluted                                 16,547                 16,020

Great Lakes REIT
Operating Margins (unaudited)
(In thousands, except per share data)

                                                                                        Six Months Ended
Consolidated Income Statement                                                 Jun 02          Jun 03         % Chg

   Revenues
          Minimum Rents                                                          40,067            41,219      3%
          Expense Reimbursements                                                 11,114            11,371
           Total Operating Revenues                                              51,181            52,590      3%
          Other tenant - and interest - income                                    1,668             1,645

   Expenses
          Real estate taxes                                                       8,553             8,928
              % of Oper. Revs                                                     16.7%             17.0%
              % of NOI                                                            29.8%             32.3%

          Other Operating Expenses                                               13,954            16,029
              % of Oper. Revs                                                     27.3%             30.5%

            Total property-related exp.                                          22,507            24,957     11%
              % of Oper. Revs                                                     44.0%             47.5%

   NOI before General and Admin.                                                 28,674            27,633     -4%
          as a % of Operating Revenue                                             56.0%             52.5%

          Depreciation and amort.                                                 9,992            10,725
          General and Admin.                                                      2,570             3,238     26%
              % of Oper. Revs                                                      5.0%              6.2%
              % of NOI                                                             9.0%             11.7%

          Corp. Interest Expense                                                  7,527             8,930
          Other                                                                       0                 0
           Sub-Total Expenses                                                    42,596            47,850     12%

   Income before non-recurring items                                             10,253             6,385     -38%
          as a % of Total Revenues                                                19.4%             11.8%

   Extraordinary items / adjustments                                              1,037                 0

       Net Income before minority interest                                       11,290             6,385
       Net Operating Income from Properties after GandA                          26,104            24,395     -7%
          as a % of Operating Revenue                                             51.0%             46.4%
       Funds from Operations                                                     18,099            14,937     -17%

   Per Share (fully-diluted)
          Net Income                                                               0.57              0.28
          Funds From Operations (FFO)                                              1.10              0.92     -16%
                FFO less straight-lined rents                                      1.08              0.88

   Dividends per Share                                                             0.80              0.81      1%
          as a % of FFOperations (FDiluted)                                       72.7%             88.0%

   Wtd. Avg. Common Shares Outstanding - Diluted                                 16,518            16,263

Great Lakes REIT
Same Store Sales Analysis (unaudited)
(Dollars in Thousands)

Non-GAAP Financial Measure

Net Operating Income
                                                          Three months ended June 30,
                                                       ----------------------------------
Property                           Location                  2003            2002
                                                             ----            ----
CHICAGO
Centennial Center                  Schaumburg                      $582             $670
One Century Centre                 Schaumburg                       266              570
Highpoint Business Center          Wood Dale                         ()               64
Arlington Business Center          Arlington Heights                117               60
Arlington Ridge Service Center     Arlington Heights                (9)                2
1011 Touhy Avenue                  Des Plaines                      301              318
Kensington Corporate Center        Mount Prospect                  (55)              227
One Hawthorn Place                 Vernon Hills                     209              242
Two Marriott Drive                 Lincolnshire                      95              110
823 Commerce Drive                 Oak Brook                       (41)              106
Lisle Executive Center             Lisle                            122              277
191 Waukegan                       Northfield                        95               69
Woodfield Green                    Schaumburg                       290              220
1600 Corporate Center              Rolling Meadows                  576              818
Bannockburn Corporate Center       Bannockburn                      725              720
                                                       ----------------------------------
  Subtotal                                                        3,273            4,473
                                                       ----------------------------------
    15 Properties - Decrease                                    -26.83%
                                                       -----------------

MILWAUKEE
One Park Plaza                     Milwaukee                        189              166
Park Place VII                     Milwaukee                         67               50
Milwaukee Center                   Milwaukee                      1,619            1,526
Lincoln Center II and III          West Allis                       117              237
Brookfield Lakes Corporate Center  Brookfield                        75              129
Corporate Woods                    Brookfield                        92              123
One Riverwood                      Waukesha                         312              371
                                                       ----------------------------------
  Subtotal                                                        2,471            2,602
                                                       ----------------------------------
    7 Properties - Decrease                                      -5.06%
                                                       -----------------

MINNEAPOLIS / ST. PAUL
Court International                St. Paul                         839            1,204
University Office Plaza            Minneapolis                      163              140
                                                       ----------------------------------
                                                                  1,002            1,344
                                                       ----------------------------------
    2 Properties - Decrease                                     -25.47%
                                                       -----------------

DETROIT
777 Eisenhower                     Ann Arbor                      1,144              771
Tri-Atria                          Farmington Hills                 896              782
Long Lake Crossings                Troy                             524              592
No. 40 OakHollow                   Southfield                       277              303
OakHollow Gateway                  Southfield                       271              266
                                                       ----------------------------------
  Subtotal                                                        3,112            2,714
                                                       ----------------------------------
    5 Properties - Increase                                      14.67%
                                                       -----------------

COLUMBUS
Firstar                            Columbus                         469              624
Metro V                            Dublin                           393              533
Metro IV                           Dublin                           143              189
Dublin Techmart                    Dublin                           130              235
                                                       ----------------------------------
  Subtotal                                                        1,135            1,581
                                                       ----------------------------------
    4 Properties - Decrease                                     -28.24%
                                                       -----------------

CINCINNATI
Princeton Hill Corporate Center    Springdale                       308              326
                                                       ----------------------------------
    1 Property - Decrease                                        -5.44%
                                                       -----------------

DENVER
116 Inverness                      Englewood                        155              791
                                                       ----------------------------------
    1 Property - Decrease                                       -80.39%
                                                       -----------------

TOTAL                                                           $11,455          $13,831
                                                       ==================================
    35 Properties - Decrease                                    -17.18%
                                                       =================

Great Lakes REIT
Same Store Sales Analysis (unaudited)
(Dollars in Thousands)

Non-GAAP Financial Measure

Net Operating Income
                                                           Six months ended June 30,
                                                       ----------------------------------
Property                           Location                  2003            2002
                                                             ----            ----
CHICAGO
Centennial Center                  Schaumburg                    $1,435           $1,322
One Century Centre                 Schaumburg                       547            1,286
Highpoint Business Center          Wood Dale                         10              162
Arlington Business Center          Arlington Heights                225              106
Arlington Ridge Service Center     Arlington Heights                 24              199
1011 Touhy Avenue                  Des Plaines                      646              658
Kensington Corporate Center        Mount Prospect                  (64)              491
One Hawthorn Place                 Vernon Hills                     491              447
Two Marriott Drive                 Lincolnshire                     197              219
823 Commerce Drive                 Oak Brook                        109              206
Lisle Executive Center             Lisle                            233              662
191 Waukegan                       Northfield                       212              164
Woodfield Green                    Schaumburg                       341              369
1600 Corporate Center              Rolling Meadows                  855            1,533
Bannockburn Corporate Center       Bannockburn                    1,647            1,436
                                                       ----------------------------------
  Subtotal                                                        6,907            9,261
                                                       ----------------------------------
    15 Properties - Decrease                                    -25.42%
                                                       -----------------

MILWAUKEE
One Park Plaza                     Milwaukee                        354              306
Park Place VII                     Milwaukee                        109              109
Milwaukee Center                   Milwaukee                      3,281            2,992
Lincoln Center II and III          West Allis                       362              449
Brookfield Lakes Corporate Center  Brookfield                       233              245
Corporate Woods                    Brookfield                       199              271
One Riverwood                      Waukesha                         753              733
                                                       ----------------------------------
  Subtotal                                                        5,292            5,104
                                                       ----------------------------------
    7 Properties - Increase                                       3.68%
                                                       -----------------

MINNEAPOLIS / ST. PAUL
Court International                St. Paul                       1,660            2,257
University Office Plaza            Minneapolis                      335              296
                                                       ----------------------------------
                                                                  1,995            2,553
                                                       ----------------------------------
    2 Properties - Decrease                                     -21.87%
                                                       -----------------

DETROIT
777 Eisenhower                     Ann Arbor                      1,962            1,528
Tri-Atria                          Farmington Hills               1,719            1,528
Long Lake Crossings                Troy                           1,047            1,109
No. 40 OakHollow                   Southfield                       381              591
OakHollow Gateway                  Southfield                       515              533
                                                       ----------------------------------
  Subtotal                                                        5,623            5,289
                                                       ----------------------------------
    5 Properties - Increase                                       6.33%
                                                       -----------------

COLUMBUS
Firstar                            Columbus                       1,047            1,207
Metro V                            Dublin                           758            1,063
Metro IV                           Dublin                           283              372
Dublin Techmart                    Dublin                           274              468
                                                       ----------------------------------
  Subtotal                                                        2,363            3,109
                                                       ----------------------------------
    4 Properties - Decrease                                     -24.02%
                                                       -----------------

CINCINNATI
Princeton Hill Corporate Center    Springdale                       685              678
                                                       ----------------------------------
    1 Property - Increase                                         1.09%
                                                       -----------------

DENVER
116 Inverness                      Englewood                        676            1,537
                                                       ----------------------------------
    1 Property - Decrease                                       -56.03%
                                                       -----------------

TOTAL                                                           $23,540          $27,531
                                                       ==================================
    35 Properties - Decrease                                    -14.50%
                                                       =================

Great Lakes REIT
Reconciliation of Same Store Net Operating Income to Income Before Allocation
    to Minority Interests (unaudited)
(Dollars in thousands)

     The Company provides same store net operating income which is the net operating income of properties owned in both the three and six months ended June 30, 2003 and 2002. Same store net operating income is considered a non-GAAP financial measure because it does not include depreciation and amortization, interest expense and general and administrative expenses. The Company provides same store net operating income as it allows investors to compare the results of property operations for the three and six months ended June 30, 2003 and 2002. The Company also provides a reconciliation of these amounts to the most comparable GAAP measure, income before allocation to minority interests.

                                                    Three months ended June 30,    Six months ended June 30,
                                                   ------------------------------------------------------------
                                                           2003           2002           2003           2002
                                                           ----           ----           ----           ----
Same store net operating income                            $11,455        $13,831        $23,540       $27,531
Net operating income from acquisitions:
  Two Riverwood Place                                          290            368            545           477
  O'Hare Commerce Center                                       340              0            649             0
  Medical Portfolio                                          1,479              0          2,829             0
  387 Shuman Blvd                                              287              0            501             0

Straight-line rent                                             320            194            599           231
Interest income                                                150            329            404           670
General and administrative expense                         (1,911)        (1,462)        (3,238)       (2,570)
Interest expense                                           (4,421)        (3,767)        (8,930)       (7,527)
Depreciation and amortization                              (5,361)        (4,727)       (10,672)       (9,309)
                                                   ------------------------------------------------------------

Income before allocation to minority interests              $2,628         $4,766         $6,227        $9,503
                                                   ============================================================

Great Lakes REIT
Portfolio Lease Expirations
July 1, 2003

-------------------------------------------------------------------------------------------------------------------------------------------
                              PERCENT
       YEAR                        OF                                                                                              Medical
         OF                     TOTAL                                                                                               Office
     EXPIRY      SQ FT      PORTFOLIO    Chicago  Cincinnati   Columbus    Denver   Detroit    Milwaukee   Minneapolis     Total Buildings
     ------      -----      ---------    -------  ----------   --------    ------   -------    ---------   -----------     ----- ---------
                                                                                                                                    (1)

       2003    497,174          8.35%    257,256           -     46,875    25,418    27,629      129,504        10,492   497,174    27,149
                                             52%          0%         9%        5%        6%          26%            2%      100%        5%

       2004    964,640         16.19%    317,115      83,365    114,807    13,948   222,707      182,960        29,738   964,640    77,169
                                             33%          9%        12%        1%       23%          19%            3%      100%        8%

       2005    800,482         13.44%    420,279           -     87,560         -    64,972      153,697        73,974   800,482   141,762
                                             53%          0%        11%        0%        8%          19%            9%      100%       18%

       2006    535,236          8.98%    215,859           -     46,113         -    63,008      131,678        78,578   535,236    61,152
                                             39%          0%         9%        0%       12%          25%           15%      100%       11%

       2007    808,526         13.57%    374,090           -    126,306    42,656   123,503       72,620        69,351   808,526    97,164
                                             46%          0%        16%        5%       15%           9%            9%      100%       12%

       2008    632,552         10.62%    255,990           -     46,739         -   229,235       45,991        54,597   632,552     7,298
                                             41%          0%         7%        0%       36%           7%            9%      100%        1%

       2009    176,044          2.96%     63,670           -     28,829         -    19,909       53,397        10,239   176,044     4,976
                                             36%          0%        16%        0%       11%          31%            6%      100%        3%

       2010    143,563          2.41%    122,945           -      9,769         -         -       10,849             -   143,563     5,077
                                             85%          0%         7%        0%        0%           8%            0%      100%        4%

       2011     44,190          0.74%     15,157           -          -         -    19,769        9,264             -    44,190     1,242
                                             34%          0%         0%        0%       45%          21%            0%      100%        3%

       2012     78,290          1.31%     32,251           -          -         -         -       46,039             -    78,290    32,251
                                             41%          0%         0%        0%        0%          59%            0%      100%       41%

       2013     10,296          0.17%     10,296           -          -         -         -            -             -    10,296         -
                                            100%          0%         0%        0%        0%           0%            0%      100%        0%

       2017     20,116          0.34%          -           -          -         -         -       20,116             -    20,116         -
                                              0%          0%         0%        0%        0%         100%            0%      100%        0%

       MTM       8,890          0.15%      4,422           -         80         -       316            -         4,072     8,890         0

Non income      55,881          0.94%     25,909           -      8,149         -    11,424        6,126         4,273    55,881
  producing

     Vacant  1,181.254          19.8%

      Total  5,957,134         100.0%
-------------------------------------------------------------------------------------------------------------------------------------------

Great Lakes REIT
Disposition Analysis
December 1, 2002

                                                    Net    Gross Book        Net
                               Square        Sale      Holding Acquisition     Value at   DispositionUnleveraged  Leveraged
                 Property     Footage        Date       Period       Price  Disposition         Price        IRR        IRR        (1)
----------------------------------------------------------------------------------------------------------------------------

10 Oak Hollow               84,736      21-Oct-96    15 months  $6,723,118   $6,883,350    $9,025,921      36.4%      79.2%
Southfield, MI

830 West End Court          26,909       2-Dec-96    38 months  $1,801,208   $1,968,423    $2,709,331      23.1%      30.2%        (2)
Vernon Hills, IL

Roadway Industrial          50,625      27-Feb-98    61 months  $1,433,932   $1,458,285    $1,312,055      11.3%      14.6%        (3)
Bloomington, MN

1675 Holmes Rd, Elgin,
IL and                     116,286      23-May-99    27 months  $4,965,502   $5,204,189    $4,939,098       4.3%      -2.1%        (4)
Court Office Center, Markham, IL                                                                                                   (5)

2800 River Road             99,732      30-Jun-99    53 months  $4,051,532   $5,483,449    $7,525,579      22.3%      32.5%
Des Plaines, IL

1251 Plum Grove Road        43,338      30-Jun-99    42 months    $936,773   $1,745,349    $3,394,438      31.7%      40.7%
Schaumburg, IL

565 Lakeview Parkway        84,808      25-Aug-99    45 months  $4,417,775   $5,778,898    $8,483,584      22.2%      31.0%
Vernon Hills, IL

Woodcreek I and II         126,911       6-Apr-00    42 months  $9,147,437   $9,814,956   $12,032,765      17.9%      25.0%
Downers Grove, IL

183 Inverness Drive        183,895       1-Dec-00    31 months $19,968,538  $20,376,245   $26,938,213      18.9%      27.1%
Englewood, CO

160 Hansen Court            21,329      22-Apr-02    99 months    $947,441   $1,311,563    $2,216,470      27.1%      42.8%
Wood Dale, IL

3400 Dundee                 75,070       1-Jul-02   105 months  $3,999,854   $5,028,267    $7,658,008      15.5%      20.1%
Northbrook, IL

Burlington Office Center   182,167      30-Aug-02    40 months $19,536,381  $21,009,489   $21,939,442      11.2%      14.0%
Ann Arbor, MI

180 Hansen Court            18,241      22-Nov-02   106 months    $810,271     $888,545    $1,640,456      10.8%      12.2%
Wood Dale, IL

165 and 175 Hansen Court    40,876       8-Jul-03   113 months  $1,815,724   $2,269,880    $3,633,254      20.1%      31.5%
                                                                                                     ----------------------
Wood Dale, IL
                             ----------------------------------------------------------------------------------------------

Totals/Weighted Average(6) 1,154,923                 46 months $80,555,486  $89,417,147  $113,448,614      18.8%      28.8%
  Unless otherwise noted below, Leveraged IRR's assume an interest-only loan with an average Interest Rate of 7.5% and a Loan to Value of approximately 50% of Net Acquisition Price
  830 West End Court mortgage terms were $1,025,000 principal, 15-year amortization at 7.875% interest
  Roadway Industrial mortgage terms were $940,000 principal, 15-year amortization at 8.5% interest
  1675 Holmes Road and Court Office Center were the only two properties acquired from Great Lakes REIT's predecessor, Equity Partners Ltd., as part of the merger of the two companies in 1996
  1675 Holmes Road mortgage terms were $2,226,886 principal, 20-year amortization at 8.125% interest
  Weighted Average Holding Period and IRR's based on Net Disposition Price

Office Market Statistics

Second Quarter 2003

                                                             Vacancy **
                                          ----------------------------------------------
Suburban                          Existing
Market *                   Stock (1,000's)       2Q,2002        1Q,2003         2Q,2003
--------                   ---------------       -------        -------         -------
Chicago                           98,894           16.4%          19.4%           19.4%
Detroit                           55,779           14.4%          17.8%           17.6%
Denver                            78,754           16.2%          19.2%           18.7%
Columbus                          16,789           19.4%          19.8%           20.4%
Cincinnati                        18,867           18.5%          21.0%           20.8%
Minneapolis                       34,276           15.2%          16.1%           16.0%
----------------------------------------------------------------------------------------
Subtotal/Average:                303,360           16.1%          18.8%           18.6%
----------------------------------------------------------------------------------------
Columbus CBD                      10,343           19.5%          22.7%           21.7%
----------------------------------------------------------------------------------------
Totals Suburban/CBD:             313,703           16.2%          18.9%           18.7%
----------------------------------------------------------------------------------------

                                                                                                      Anticipated    Anticipated
                                                            Net Absorption (1,000's)                  Deliveries      Deliveries
                                              ----------------------------------------------
                                  Existing                                                               2003            2004
                             Stock (1,000's)          2001           2002        2Q, 2003   Y-T-D 2003   (1,000's)      (1,000's)
                             ---------------          ----           ----        --------   ----------   ---------      ---------
Chicago                         98,894                  32         (1,510)          (94)     (659)        144               -
Detroit                         55,779               (539)         (1,854)          (64)     (777)        202             394
Denver                          78,754               (279)         (3,656)          419        28           -               -
Columbus                        16,789               (279)            (62)            3      (115)        160             144
Cincinnati                      18,867                 184            (67)           35       (25)          -               -
Minneapolis                     34,276               (364)           (517)          136       184           -               -

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Subtotal/Average:              303,360             (1,246)         (7,666)          435     (1365)        505             538
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Columbus CBD                    10,343                 251           (150)          127        20           -               -
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Totals Suburban/CBD:           313,703               (995)         (7,816)          562     (1345)        505             538
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Source: CB Richard Ellis, Paragon Corporate Realty Services (Detroit), and Great Lakes REIT

  The Milwaukee office market is not accurately surveyed in its entirety on a quarterly basis. In lieu of general statistics that encompass the entire market, the following analysis is based on a property set that directly competes with Great Lakes REIT’s holdings in the market. The source for suburban statistics, including new deliveries, is RFP Commercial and for the CBD, the source is The Polacheck Company. Vacancy as of the second quarter of 2003 for the Milwaukee suburbs was 13.6%. Vacancy as of the second quarter of 2003 for the CBD was 8.5%. In the suburbs, 238,185 square feet is currently under construction and is expected to be delivered in 2003-2004. The CBD has 557,365 square feet under construction that is all scheduled for delivery in 2003.
  Vacancy rates include direct, available space (exclude sublease space).
  Anticipated Deliveries refers only to buildings that are currently under construction. Development that is initiated in the future would affect these annual totals.